                       TRUSTED INFORMATION SYSTEMS, INC. (TIS)

                              SOFTWARE LICENSE AGREEMENT

                               (SOURCE AND OBJECT CODE)

                            (Version:  September 21, 1994)


              THIS SOFTWARE LICENSE AGREEMENT ("Agreement") is entered on the date of execution of this Agreement by the last party hereto between Trusted Information Systems, Inc. ("TIS"), a Maryland corporation having its principal mailing address at 3060 Washington Road (Rt. 97), Glenwood, Maryland 21738 and Virtual Open network Environment Corp. ("V-ONE"), having a principal mailing address at 12300 Twinbrook Parkway, Suite 235, Rockville, MD 20852.

                                       RECITALS
                                       --------

              A.      TIS is the owner of the TIS Software (as defined below)

              B. V-ONE is engaged in the business of installing and marketing certain software and hardware products and desires to obtain a license from TIS to market, install, and sublicense the TIS Software, and make suitable modifications and/or enhancements to such software to serve the needs of V-ONE customers.

                                      AGREEMENT
                                      ---------

              NOW, THEREFORE, and in consideration of the mutual promises and covenants set forth herein, TIS and V-ONE agree as follows:


                                    1. DEFINITIONS
                                    --------------

              The following terms when used in this Agreement shall have the following meanings:

              1.1 "END USER CUSTOMER" means a person or entity sublicensing TIS Software from V-ONE solely for personal or internal use (whether or not such TIS Software is bundled with other software or hardware), and without right to sublicense, transfer or assign to any other entity, except as otherwise provided herein.

              1.2     "LICENSE FEES" shall have the meaning set forth in
     Section 3.

              1.3 "TIS OBJECT CODE" means any part of the TIS Software in machine-readable object code form.

              1.4 "TIS SOFTWARE" means the software computer program(s) as described in Exhibit "A" and the TIS Documentation associated therewith including the TIS Object Code and TIS Source Code. "TIS Software" shall also include any modifications, enhancements, improvements, or new versions of such programs that may be provided under this agreement by TIS to V-ONE. V-ONE shall have the rights under this Agreement to receive modifications, enhancements, improvements, or new versions of the TIS Software, as provided under Section 4.

              1.5 "TIS SOURCE CODE" means the mnemonic, high level statement versions of the TIS Software written in the source language used in programmers.

              1.6 "TERRITORY" means those countries or portions of countries listed in Exhibit "A" hereto.

              1.7 "TIS DOCUMENTATION" means the most current version of the TIS Software system documentation at any time that TIS delivers to V-ONE copies of the TIS Object Code and TIS Source Code.

              1.8 "TIS SOFTWARE UPDATE" means software components that repair bugs and/or provide additional functionality and/or increased assurance to the TIS Software.

              1.9 "TIS SOFTWARE SUBSCRIPTION" means the software service as described in Exhibit "A".


                            2.  GRANT OF LIMITED LICENSES
                            -----------------------------

              2.1 OBJECT CODE LICENSE. TIS hereby grants V-ONE, and V-ONE accepts, a non-exclusive, non-transferable, non-assignable limited license in the Territory during the term specified in Section 8 below to:

                      2.1.1 Make, have made, copy, use, market, and sublicense the TIS Object Code for End User Customers.

                      2.1.2 Make, have made, copy, use, market, enhance, improve, adapt, and sublicense the TIS Documentation to support End User Customer installations. TIS proprietary notices will be included.

              2.2 LIMITATIONS ON TIS OBJECT CODE LICENSE. The license granted in Section 2.1.1 shall be limited as follows:

                      2.2.1 All sublicenses of the TIS Object Code shall be only to End User Customers.

                      2.2.2 V-ONE may not in any way sell, rent, license, sublicense or otherwise distribute the TIS Object Code or the right to use the TIS Object Code by any other product name than that which is identified in Exhibit "A", or such other product name as V-ONE shall reasonably select which shall not be confusingly similar to the name specified in Exhibit A.

              2.3 TIS SOURCE CODE LICENSE. TIS hereby grants V-ONE, and V-ONE accepts, a non-exclusive, non-transferable, non-assignable limited license in the Territory during the term specified in Section 8 below to:

                      2.3.1 Use, copy, modify, enhance, improve, and adapt the TIS Source Code to create interfaces and other software necessary to permit the TIS Object Code to operate in accordance with the TIS Documentation on an End User Customer's system and to add additional features, enhancements or improvements to the TIS Software (all such features, modifications, enhancements, improvements, or adaptations to the TIS Source Code, interfaces and such other software referenced collectively as "Software Modifications").

                      2.3.2 Make, have made, copy, use, market, enhance, improve, adapt, and sublicense the TIS Source Code for End User Customers. TIS proprietary notices will be included.

              2.3.3  Use the TIS Source Code in the support of End User
     Customers.

              2.3.4  Compile the TIS Source Code to create TIS Object Code.

              2.3.5 V-ONE is not authorized to distribute, loan, license or in any manner make TIS Source Code available to any entity or individual who is not a V-ONE employee directly involved with the support of TIS Object Code for End User Customers or not a V-ONE End User Customer for the TIS Object Code. V-ONE may disclose TIS Source Code to persons or entities that may be contacted by V-ONE to assist it in performing its duties or utilizing its rights under this Agreement, so long as they agree to be bound by the pertinent provisions of this License Agreement.

              2.4     TITLE.

                      2.4.1  Except for the limited license granted in Section
     2.1 and 2.3 above, as between the parties hereto, TIS shall at all times retain full and exclusive right, title and ownership interest in and to the TIS Software and in any and all related patents, trademarks, copyrights or proprietary or trade secret rights therein. TIS retains unto itself the right to distribute copies of the TIS Software as a standalone product or bundled with other equipment or programs.

                      2.4.2 V-ONE shall at all times retain full and exclusive right, title and ownership interest in and to any Software Modifications developed solely by V-ONE and without any assistance from TIS and in any and all related patents, trademarks, copyrights or proprietary or trade secret rights therein.


                                       3.  FEES
                                       --------

              3.1 ADVANCE FEE. In consideration of TIS's grant to V-ONE of the limited license rights hereunder, V-ONE shall pay to TIS A one-time fee (the "Advance Fee") as set forth in Exhibit "B". Such Advance Fee shall be paid within thirty (30) days from the date of Exhibit "B".

              3.2 PER COPY LICENSE AND ANNUAL SUBSCRIPTION FEES. V-ONE shall pay to TIS License Fees in the amount calculated as set forth on Exhibit "B" hereto (the "Per Copy License Fee") for each copy of TIS Software used or sublicensed by V-ONE. Additionally, V-ONE shall pay to TIS fees in the amount calculated as set forth on Exhibit "B" hereto (the "Per Annual Subscription Fee") for each TIS Software Annual Subscription provided to an End User Customer.

              3.3 TERMS OF PAYMENT. Per Copy License Fees and Per Annual Subscription Fees shall accrue with respect to TIS Software licensed by V-ONE upon the date of invoice, shipment, or use, whichever comes first, of the TIS Software by V-ONE to an End User Customer. Fees due TIS hereunder shall be paid by V-ONE to TIS at TIS's address set forth on page 1 of this Agreement on or before the thirtieth (30th) day after the close of the calendar quarter during which the fees accrued. A late payment penalty of one percent (1%) of any fees not paid when due shall be assessed for each thirty (30)-day period, or portion thereof, compounded monthly, not in advance, during which such payment is delayed, beginning on the thirty-first (31st) day after the last day of the calendar quarter to which the delayed payment relates until payment is made.

              3.4 U.S. CURRENCY. All payments hereunder shall be made in lawful United States currency. All fee currency rates identified in this Agreement and Exhibits are in United States Dollars.

              3.5 REMITTANCE REPORT. A remittance report in reasonably detailed form setting forth the calculation of fees due from V-ONE and signed by a responsible officer of V-ONE shall be delivered quarterly to TIS concurrently with payments made pursuant to paragraph 3.3, above. V-ONE shall keep separate, complete, and accurate books of account relating to its licensing of the TIS Software and TIS Software subscriptions. Subject to the confidentiality restrictions provided in this Agreement, V-ONE hereby grants TIS or its authorized representative the right, after reasonable notice, but no less than three (3) working days, and during normal business hours, to enter V-ONE's premises, in which such accounts are located, no more frequently than annually, solely for purposes of auditing all such books of account. The parties shall promptly meet to review the results of such audit and resolve any discrepancies arising from such audit. The cost of any such audit shall be borne solely by TIS, unless discrepancies exceed ten percent (10%) of the TIS Software payments paid by V-ONE during any quarter in which case the cost of such audit shall be borne solely by V-ONE. All payments necessary to eliminate any underpayments discovered in any such audit and costs of such audits by TIS shall be made by V-ONE to TIS within thirty (30) days after the discrepancy is reported to V-ONE.

              3.6 TAXES. All taxes, duties, fees and other government charges of any kind (except United States or state taxes based on the net income of TIS, or Maryland sales taxes associated with TIS' license or software to V-ONE under this Agreement) which are levied, assessed or otherwise imposed by or under the authority of any government or any political subdivision thereof on the fees payable hereunder, or any aspect of this Agreement shall be borne by V-ONE and shall not be considered a part of, a deduction from, or an offset against the fees.


                                   4.  MAINTENANCE
                                   ---------------

              4.1 MAINTENANCE. V-ONE has inspected the TIS Internet Firewall Toolkit upon which the TIS Software and the TIS Documentation are based and has determined the suitability, adequacy and proper operation of the software to its satisfaction. TIS will provide V-ONE software telephone technical support during substantially all normal TIS working hours. TIS shall provide V-ONE with any modifications, enhancements, or new versions of the TIS Software promptly when ready for delivery to end user customers.

              4.2 CUSTOMER SUPPORT. TIS shall not be responsible for providing any support for the TIS Software to End User Customers. V-ONE will provide first line support to End User Customers.

              4.3 TIS SOFTWARE PROBLEM RESOLUTION TEAM. V-ONE will establish a TIS Software Problem Resolution Team consisting of qualified UNIX programmer personnel, with a maximum of five (5). These personnel will gain familiarity with the TIS Software and the installation process and provide the first line technical support for TIS Software for V-ONE and End User Customers. V-ONE will identify the members of this TIS Software Problem Resolution Team to TIS. The members of this team will be the only personnel associated with V-ONE that TIS will provide with TIS Software telephone technical support.

              4.4 UPDATES. TIS shall provide V-ONE with copies of all updates for the TIS Software promptly when ready for delivery to end user customers. V-ONE shall pay TIS fees identified in Schedule "B" for TIS Software Updates provided to End User Customers without an active annual TIS Software Subscription. V-ONE shall distribute reasonably promptly TIS Software Updates to End User Customers with an active TIS Software Subscription.

                                   5.  MASTER COPY
                                   ---------------

              As soon as practicable, TIS shall deliver to V-ONE two (2) electronic copies of the TIS Object Code and TIS Source Code, TIS Documentation and any such other information, documentation and instructions reasonably deemed necessary by TIS to enable V-ONE to perform its obligations under this Agreement (collectively the "Master Copy").
     TIS shall provide additional copies as necessary or appropriate upon any changes to TIS Object Code, TIS Source Code or TIS Documentation promptly when ready for delivery to end user customers.


                          6.  ADDITIONAL OBLIGATION OF V-ONE
                          ----------------------------------

              6.1 PRODUCT IDENTIFICATION. V-ONE agrees that it shall clearly identify on all TIS Software packaging, supporting document, and advertisements that the TIS Software is "Trusted Information Systems' Gauntlet Internet Firewall", except as otherwise provided in this Agreement, and shall include such proprietary notices as may be reasonably requested by TIS.

              6.2 PRODUCT MARKETING. V-ONE is authorized to represent to its End User Customers only such facts about the TIS Software as TIS states in its product descriptions, advertising and promotional materials or as may be stated in other non-confidential written material furnished by TIS. V-ONE agrees to obtain written TIS concurrence, prior to publication, on the accuracy of statements describing TIS Software that are developed by V-ONE for product packaging, advertising and promotional materials. TIS will use its best efforts to provide written approval or corrections within three TIS working days following the receipt of V-ONE's request for concurrence, and if approval or disapproval is not provided within five TIS working days, TIS waives its right to approve the particular publication.

              6.3 LICENSE AGREEMENTS. V-ONE shall cause to be delivered to each End user Customer a license agreement which shall contain, at a minimum, all of the limitations of rights and the protection for TIS which are contained in Section 2.4.1., 7.1, 7.2, 7.3, 7.4, and 9.19 of this Agreement to the extent they apply to the rights granted to End user Customers. V-ONE shall submit to TIS for its approval of such terms, which shall not be unreasonably withheld, a copy of its general form of sublicense agreement. V-ONE shall use its reasonable efforts to ensure that all End user Customers abide by the terms of such license agreements and TIS shall retain the right to enforce such license agreements directly.

              6.4     CONFIDENTIALITY.

                      6.4.1 Each party understands and agrees that in the other party's performance of its duties and exercise of its rights hereunder, such party will communicate certain confidential and proprietary information concerning TIS Software, Software Modifications, know-how, technology, techniques or marketing plans (collectively, the "Know-How). Neither party shall use the Know-How of the other for any purpose other than the performance of this Agreement. To the extent such information is confidential and proprietary to and trade secrets of the party disclosing such information, all such disclosures are made in utmost confidence. Except as expressly authorized herein, each party agrees to hold all the Know-How within its own organization and shall not, without specific written consent of the disclosing party or as authorized herein, utilize in any manner, publish, communicate or disclose any part of such Know-How to third parties. Each party will take all reasonable steps to protect the security, confidentiality and trade secrets status of the Know-How and will take such steps as are consistent with protection of its own confidential and proprietary information (but will in no event exercise less than reasonable care) to ensure that the provisions of this Agreement are not violated by such party's End User Customers, employees, agents or any other person to whom such has made lawful disclosure hereunder. A party's obligations with respect to a particular portion of the Know-How will cease if and when that portion (i) becomes part of the public domain without any wrongful act attributable to such party; (ii) is lawfully received by such party from a third party without violation of this Agreement or any similar agreement; (iii) is approved for release by written authorization of the other party; (iv) is already known by such party as evidenced by its written records; or (v) is independently developed by such party, provided that the person or persons responsible for development did not have access to the Know-How.

                      6.4.2 V-ONE agrees to take all reasonable steps to protect the security and confidentiality of all data, information, programs, systems, materials, techniques and/or procedures relating to the TIS Source Code and further agrees not to remove or destroy any copyright or proprietary markings or confidential legends placed upon or contained within the TIS Source Code or Documentation, and to insert such copyright or proprietary markings or confidential legends in any copies of the TIS Source Codes or Documentation. Except as specifically permitted in this Agreement, V-ONE agrees that it will not sell, license, distribute, copy or duplicate, or permit anyone else to sell, license, distribute, copy or duplicate, any aspect of the TIS Source Code.

              6.4.3 Each party acknowledges that the restrictions contained in this Section are reasonable and necessary to protect the other party's legitimate interests, that remedies at law will be inadequate, that any violation of these restrictions will cause irreparable damage within a short period of time and that the non-breaching party will be entitled to injunctive relief against such violation. Each party further agrees that all confidentiality commitments hereunder shall survive the expiration or termination of this Agreement or the license granted herein.

              6.5 PROTECTION OF PROPRIETARY RIGHTS. V-ONE shall, at its own costs and expense, protect and defend TIS's exclusive ownership of the TIS Software and all patents, copyrights, trademarks, proprietary and trade secret rights associated with the foregoing against all claims, liens, and legal processes of creditors of V-ONE brought against V-ONE or TIS and keep the same free and clear from all such claims, liens and processes. V-ONE shall immediately advise TIS in writing of the occurrence of any such claim, lien or legal process, and TIS, at its option and expense, shall have the right at any time, but not the obligation, to either monitor and participate in, or to control and direct (but not with respect to any aspect involving solely the liability of V-ONE, the investigation, preparation and settlement of any such claim, lien and legal process. V-ONE shall fully cooperate with TIS in any such action.
              6.6 NOTICES. Each party shall promptly advise the other of any legal notices served on such party which might affect the other party or other party's products.

              6.7 COSTS AND EXPENSES. Except as otherwise expressly provided in this Agreement, each party shall be solely responsible for all of its costs, salaries and other expenses incurred in connection with the performance of its obligations hereunder, and the other party shall not have any liability, obligation or responsibility whatsoever therefore.

              6.8 INDEMNITY, V-ONE EXPRESSLY SAVES, INDEMNIFIES AND HOLDS TIS, ITS SUBSIDIARIES, AGENTS AND AFFILIATES HARMLESS FROM (i) ANY AND ALL LIABILITY OF ANY KIND OR NATURE WHATSOEVER TO V-ONE's CUSTOMERS, DISTRIBUTORS AND THIRD PARTIES WHICH MAY ARISE FROM ACTS OF V-ONE OR FROM THE LICENSE OF THE TIS SOFTWARE BY V-ONE, OR ANY DOCUMENTATION, SERVICES OR ANY OTHER ITEM FURNISHED BY V-ONE TO ITS CUSTOMERS; AND (ii) ANY LIABILITY ARISING IN CONNECTION WITH AN UNAUTHORIZED STATEMENT OR MISREPRESENTATION OF FACT MADE BY V-ONE OR ITS AGENTS, EMPLOYEES OR DISTRIBUTORS TO ANY PARTY WITH RESPECT TO THE TIS SOFTWARE.

                 7.  DISCLAIMER LIMITATION OF LIABILITY, WARRANTY AND
                          INTELLECTUAL PROPERTY INDEMNITIES
                 ----------------------------------------------------

              7.1 DISCLAIMER. THE TIS SOFTWARE IS PROVIDED "AS-IS" WITHOUT ANY WARRANTY WHATSOEVER. TIS DISCLAIMS ALL WARRANTIES WITH REGARD TO THE TIS SOFTWARE INCLUDING ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF TIS FOR DAMAGES INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES ARISING OUT OF, OR IN CONNECTION WITH, THE USE OR PERFORMANCE OF THE TIS SOFTWARE.

              7.2 LIMITATION OF LIABILITY. IN NO EVENT WILL TIS BE LIABLE TO V-ONE OR ANY THIRD PARTIES FOR DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS EVEN IF TIS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

              7.3     PROPRIETARY RIGHTS INFRINGEMENT BY TIS

                      7.3.1 TIS shall indemnify and hold V-ONE harmless from any and all liability, damages, costs or expenses (including reasonable attorneys' fees) which may be sustained or incurred by V-ONE as a result of any claim or claims that the unmodified TIS Software as delivered by TIS (excluding Software Modifications) infringes on a patent, copyright or trade secret. TIS shall have no obligation to V-ONE pursuant to this
     Section 7.3 unless: (i) V-ONE gives TIS prompt written notice of the claim; (ii) TIS is given the right to control and direct the investigation, preparation, defense and settlement of the claim; and (iii) the claim is based on V-ONE's use of the unmodified TIS Software in accordance with this Agreement.

                      7.3.2 If TIS receives notice of an alleged infringement, TIS shall have the right, at its sole option, to obtain the right to continue use of the TIS Software or modify the TIS Software so that it is not longer infringing. If neither of the foregoing options is reasonably available to TIS, then the license rights granted pursuant to Section 2 of this Agreement may be terminated at the option of any party hereto.

                      7.3.3 The rights and remedies set forth in Section 7.3.1 and 7.3.2 above state the entire obligation of TIS and the exclusive remedies of V-ONE concerning TIS's proprietary rights infringement.

              7.4     PROPRIETARY RIGHTS INFRINGEMENT BY V-ONE

                      7.4.1 V-ONE shall indemnify and hold TIS harmless from any and all liability, damage, costs or expenses to third parties (including reasonable attorneys' fees) which may be sustained or incurred as a result of any claim or claims that the Software Modifications infringe on a patent, copyright or trade secret. V-ONE shall have no obligation to TIS pursuant to this Section 7.4.1 unless: (i) TIS gives V-ONE prompt written notice of the claim; (ii) V-ONE is given the right to control and direct the investigation, preparation, defense and settlement of the claim; and (iii) the claim is not based solely on V-ONE's use of the unmodified TIS Software.

                      7.4.2 If V-ONE receives notice of an alleged infringement, V-ONE shall have the right, at its sole option, to obtain the right to continued use of the Software Modifications or to replace or modify the Software Modifications so that they are no longer infringing. If neither of the foregoing options is reasonably available to V-ONE, then the license rights granted pursuant to Section 2 of this Agreement may be terminated at the option of any party hereto, and in the event of such termination, TIS shall retain all License Fees paid by V-ONE hereunder.

                      7.4.3  The rights and remedies set forth in Sections
     7.4.1 and 7.4.2 above state the entire obligation of V-ONE and the exclusive remedies of TIS concerning V-ONE's proprietary rights infringement.

                               8.  TERM AND TERMINATION
                               ------------------------

              8.1 TERM. The license rights granted pursuant to Section 2 hereof shall be effective as of the date hereof and shall continue in full force and effect until December 31, following the second anniversary of this Agreement unless sooner terminated pursuant to the terms of this Agreement.

              8.2 RENEWAL. The license rights granted pursuant to Section 2 of this agreement shall be automatically extended twice for successive one-year terms on the first day of each calendar year, provided that V-
     ONE:

                      8.2.1      Is not in material breach of this Agreement.

                      8.2.2 Is not delinquent in any payments to TIS at the same time of the renewal.

                      8.2.3 Provides TIS with a minimum of $20,000 in combined fees from Per copy License Fees and Per Copy Annual Subscription Fees in the preceding full calendar year. Failure shall result in the termination of the license rights granted pursuant to Section 2 of this Agreement effective as of the last day of the calendar year for which the minimum combined fees from annual Per Copy License Fees and Per Copy Annual Subscription Fees were not paid to TIS.

              8.3 TERMINATION. Notwithstanding the foregoing, either party shall be entitled to terminate the license rights granted pursuant to this Agreement at any time on written notice to the other in the event of a material breach of this Agreement by such other party and a failure to cure such breach within a period of thirty (30) days following receipt of written notice specifying that a breach has occurred, or if such breach is not reasonably susceptive to cure within such 30 day period and the breaching party does not commence remedial action within such 30 day period, and thereafter diligently continues such action until the breach is cured. Notwithstanding the foregoing, should V-ONE on one or more occasion in any twelve (12) month period perform or fail to perform any act which gives TIS the right to terminate all or any part of the licensed rights granted to V-ONE, but for V-ONE's right to remedy such breach, TIS may on such second or subsequent breach, terminate this agreement forthwith by giving notice of such termination to V-ONE.

              8.4 INSOLVENCY. In the event that V-ONE be adjudged insolvent or bankrupt, or upon the institution of any proceedings by or against it seeking relief, reorganization or arrangement under any laws relating to insolvency, or upon any assignment for the benefit of creditors, or upon the appointment of a receiver, liquidator or trustee of any of its property or assets, or upon the liquidation, dissolution or winding up of its business, then and in any such events the license rights granted pursuant to Section 2 of this Agreement may forthwith be terminated or canceled by the other part upon giving written notice thereof, and upon the giving of such notice the license rights granted pursuant to Section 2 of this Agreement shall terminate forthwith; provided that, the rights of any sublicenses with respect to the TIS Software shall remain unaffected by such termination.

              8.5 TRANSFER AND ASSIGNMENT. The license rights granted pursuant to Section 2 of this Agreement may not be transferred, by operation of law or otherwise, to any entity (including any successor or affiliate of V-ONE) except with the prior written consent of TIS that will not be unreasonably withheld; provided that, TIS hereby confirms and agrees that such consent will not be withheld for any proposed assignment or transfer in connection with a change of control in ownership of V-ONE or any sublicensee hereunder. TIS may freely assign its rights under this Agreement.

              8.6 DISPOSITION OF TIS SOFTWARE AND TIS DOCUMENTATION ON TERMINATION. Upon the expiration or termination of the license rights granted pursuant to this Agreement for any reason, the license rights granted pursuant to Section 2 of this Agreement shall immediately cease and terminate (except as provided below) and the remaining provisions hereof (including without limitation the confidentiality provisions of Section 6.4 hereof) shall remain in full force and effect. If the license rights granted pursuant to Section 2 of this Agreement have expired or are terminated for any reason, V-ONE shall cease making copies of, using or licensing the TIS Software, except for such actions by V-ONE as are reasonably necessary to provide for sublicenses previously granted and orders placed with V-ONE in the ordinary course of business prior to such expiration or termination. V-ONE shall return the Master Copies in V-ONE's possession to TIS as soon practicable after such expiration or termination and shall destroy or deliver to TIS all copies of the TIS Software. Notwithstanding the above, for a period of two years after the date of expiration or termination of the license rights granted under this Agreement, V-ONE may retain one copy of the TIS Source Code and is hereby licensed for such term to use such TIS Source Code internally solely for the purpose of supporting End user Customers of TIS Software. Upon the expiration of such two-year period, V-ONE shall destroy or return to TIS such single copy of TIS Source Code.


                             9.  MISCELLANEOUS PROVISIONS
                             ----------------------------

              9.1 GOVERNING LAWS. It is the intention of the parties hereto that the internal laws of the State of Maryland, U.S.A. (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

              9.2 BINDING UPON SUCCESSOR AND ASSIGNS. Subject to, and unless otherwise provided in this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, representative, administrators and assigns of the parties hereto. TIS (i) has investigated V-ONE in connection with the execution and delivery of this Agreement by TIS, (ii) has selected V-ONE as a licensee of the TIS Software hereunder because of V-ONE's business, reputation, and competitive posture and (iii) but for V-ONE's business, reputation, and competitive posture and (iii) but for V-ONE's unique qualifications would not have entered into this Agreement.

              9.3 SEVERABILITY. If any provision of this Agreement, or the application hereof, shall for any reason and to any extent, be invalid or unenforceable, the remained of this Agreement and application of such provisions to other persons or circumstances shall be interrupted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

              9.4 ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

              9.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

              9.6 EXPENSES. Each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibit hereto.

              9.7 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby.

              9.8 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

              9.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

              9.10 OTHER REMEDIES. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law, and the exercise of any one remedy shall not preclude the exercise of any other.

              9.11 RESOLUTION OF PROBLEMS; ATTORNEY'S FEES. In the event of any problem, claim, or dispute arising from this Agreement, the aggrieved party shall promptly notify the other party of the existence of the problem, claim, or dispute, and such party shall promptly undertake all reasonable efforts to resolve the matter within thirty days of such notice. If such efforts are not successful, the parties shall meet promptly thereafter to resolve the matter amicably, and each party shall exert its reasonable best efforts toward this solution. If the matter cannot be resolved through this process, then the parties shall submit the matter to non-binding arbitration, in accordance with the rules of the American Arbitration Association. The arbitration shall be held in Washington, D.C., and shall utilize a single arbitrator selected by the parties. Each party shall bear one-half of the costs of the arbitration. In the event the arbitration process does not lead to resolution of the problem, then the parties shall then have recourse to all available rights and remedies under applicable law. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).

              9.12 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States certified mail, postage prepaid, return receipt requested, addressed as follows:

                   TIS:  To the address set forth on page 1 hereof

                  V-ONE:  To the address set forth on page 1 hereof

              Such communications shall be effective when they are received by the addressee thereof; but if sent by certified mail in the manner set forth above, they shall be effective five (5) days after being deposited in the United States mail. Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

              9.13  TIME.  Time is of the essence of this Agreement.

              9.14 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and the language hereof shall not be construed for or against any party. A reference in this Agreement to any Section shall include a reference to every Section the number of which begins with the number of the Sections to which reference is specifically made (e.g., a reference to Section 2.1 shall include a reference to Section 2.1.2).

              9.15 NO JOINT VENTURE. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other, and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section.

              9.16 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identify of the person, entity or entities may require.

              9.17 FURTHER ASSISTANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

              9.18 EXPORT. This Agreement is expressly made subject to any laws, regulations, or other restrictions on the export from the United states of America of the TIS Software or of information about such TIS Software which may be imposed from time to time by the Government of the United states of America. Notwithstanding anything contained in this Agreement to the contrary, V-ONE shall not export or re-export, directly or indirectly, any TIS Software or information pertaining thereto to any country for which such government or any agency thereof requires an export license or other governmental approval at the time of export or reexport without first obtaining such license or approval.

              9.19 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended nor shall be interpreted to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person; unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties of this Agreement.

              IN WITNESS WHEREOF, the parties have execute this Agreement as of the date indicated below:

     Trusted Information Systems, Inc.          Virtual Open Network Environment
                                                Corp.

     BY  /s/                                    BY  /s/
         -------------------------------           -----------------------------



     TITLE    Vice President                    TITLE   President
           -----------------------------              --------------------------


     DATE     Oct. 6, 1994                      DATE    Oct. 6, 1994
           -----------------------------             ---------------------------

                                     EXHIBIT "A"
                                     ----------

                              DESCRIPTIONS AND TERRITORY


     "TIS Software" includes the following:

              Gauntlet[Trademark] software, Trusted Information
              Systems' firewall product which is based on the TIS
              Internet Firewall Toolkit, source and object code.

     "TIS Software Annual Subscription" includes the following:

              Gauntlet[Trademark] software, TIS Software Annual
              Subscription provides the End User Customer with the following for one (1) year:

              For V-ONE's End User Customers, TIS will provide V-ONE with the right to redistribute software updates, TIS Software, TIS Documentation, and the TIS Firewall Newsletter, and discounts at TIS security workshops and training.

     "Territory" consists of the following areas:

              United States, Taiwan, Australia, Hong Kong, Singapore, Canada, Mexico


     In the event that V-ONE fails to provide TIS with at least $5,000 in combined fees from Per Copy License Fees and Per Annual Subscription Fees from any country in the Territory in each full year beginning January 1, 1995, TIS shall have the right to remove that country from the Territory by giving 60 days' notice to V-ONE.

     Approved (initials):                       TIS:             AA
                                                    --------------------------

                                                V-ONE:           JL
                                                      ------------------------

                                                Date:        Oct. 6, 1994
                                                      ------------------------

                                     EXHIBIT "B"
                                   SCHEDULE OF FEES

     ADVANCE FEE. V-ONE shall pay to TIS an Advance Fee of Ten Thousand Dollars ($10,000). Such Advance fee shall be credited in the following manner:

     1. Five Thousand Dollars ($5,000) will cover the cost of firewall installation and configuration training at V-ONE's site. This training consists of 16 hours of lecture/lab experiences and will be delivered to a maximum of 10 students by experienced TIS personnel. TIS will make all reasonable effort to deliver this training within 60 (sixty) days of the signing of this agreement.

     2. Five Thousand Dollars ($5,000) will be credited to Per Copy License Fees and Per Annual Subscription Fees paid by V-ONE to TIS under the terms of this Agreement during the first year this Agreement is in effect.

     Gauntlet[Trademark] Firewall fees. Additionally, shall pay a Per Copy License Fee for each unit of the TIS software licensed for use on a single host computer system, in accordance with the following pricing schedule:

              for licenses one (1) to six (6), Two Thousand and Five Hundred Dollars ($2,500) for each license;

              for licenses seven (7) to two hundred and fifty (250), One Thousand, Seven Hundred and Fifty Dollars ($1,750) for each license;

              for licenses two hundred and fifty-one (251) to five hundred (500), One Thousand and Five Hundred Dollars ($1,500) for each license;

              for licenses five hundred and one (501) to one thousand
              (1000), One Thousand Two Hundred and Fifty Dollars
              ($1,250) for each license;

              for licenses one thousand and one (1001) and subsequent licenses, One Thousand Dollars ($1,000) for each license.

     TIS SOFTWARE PER ANNUAL SUBSCRIPTION FEES. V-ONE shall pay to TIS A Per Annual Subscription Fee of Five Hundred ($500.00) for each TIS Software Annual Subscription sold to the End user Customer for each copy of the TIS Software.

     FEES FOR UPDATES FOR NON-SUBSCRIBERS. V-ONE shall pay to TIS a Per Annual Subscription Fee of Five Hundred ($500.00) for each TIS Software Annual Subscription sold to the End User Customer for each copy of the TIS Software.

     FEES FOR UPDATES FOR NON-SUBSCRIBERS. V-ONE shall pay to TIS an Update Fee in an amount to be specified by TIS but not to exceed the TIS Software Annual Subscription Fee for each instance in which an end User Customer who is not covered by an Annual Subscription wishes to update the TIS Software to a new version.


     Approved (initials):                       TIS:             AA
                                                    --------------------------

                                                V-ONE:           JL
                                                      ------------------------

                                                Date:        Oct. 6, 1994
                                                      ------------------------

































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